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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2009

CAPITOL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33769	26-0435458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 7th Street, N.W. Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-654-7060

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, CAPITOL ACQUISITION CORP. (“CAPITOL”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS AND WARRANTHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING CAPITOL SECURITIES, REGARDING ITS PROPOSED BUSINESS COMBINATION WITH TWO HARBORS INVESTMENT CORP. (“TWO HARBORS”), AS DESCRIBED IN THIS REPORT.

CAPITOL INTENDS TO FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) AND TWO HARBORS INTENDS TO FILE A REGISTRATION STATEMENT WITH THE SEC, IN EACH CASE, THAT WILL CONTAIN A PRELIMINARY PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE PROPOSED TRANSACTION. STOCKHOLDERS AND WARRANTHOLDERS OF CAPITOL AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH CAPITOL’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETINGS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ CAPITOL’S FINAL PROSPECTUS, DATED NOVEMBER 8, 2007, IN CONNECTION WITH CAPITOL’S INITIAL PUBLIC OFFERING (“IPO”) FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE CAPITOL OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THE PROPOSED TRANSACTION. THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO CAPITOL STOCKHOLDERS AND WARRANTHOLDERS, AS THE CASE MAY BE, AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED TRANSACTION. STOCKHOLDERS AND WARRANTHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: CAPITOL ACQUISITION CORP., 509 7TH STREET, N.W., WASHINGTON, D.C. 20004. FREE COPIES OF THESE DOCUMENTS, ONCE AVAILABLE, CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SEC’S INTERNET SITE (HTTP://WWW.SEC.GOV).

CAPITOL, TWO HARBORS, TWO HARBORS’ EXTERNAL MANAGER AND THEIR RESPECTIVE DIRECTORS, EXECUTIVE OFFICERS, AFFILIATES AND OTHER PERSONS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF CAPITOL STOCKHOLDERS AND CAPITOL WARRANTHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTION. AS PART OF THE PROPOSED TRANSACTION, AN AFFILIATE OF CAPITOL’S FOUNDERS WILL BE PROVIDING CERTAIN SERVICES TO TWO HARBORS’ EXTERNAL MANAGER PURSUANT TO WHICH SUCH ENTITY WILL BE PAID A PERCENTAGE OF THE MANAGEMENT FEES TO BE PAID BY TWO HARBORS. ADDITIONALLY, THE UNDERWRITERS IN CAPITOL’S IPO CONSUMMATED IN NOVEMBER 2007 MAY ASSIST CAPITOL IN THESE EFFORTS. THE UNDERWRITERS ARE ENTITLED TO RECEIVE DEFERRED UNDERWRITING COMPENSATION UPON COMPLETION OF THE PROPOSED TRANSACTION. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF POTENTIAL PARTICIPANTS WILL BE INCLUDED IN THE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS TO BE FILED BY CAPITOL AND TWO HARBORS WITH THE SEC.

This report and the exhibits hereto are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Capitol or Two Harbors, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

This report and the exhibits hereto include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Two Harbors’ actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Capitol’s and Two Harbors’ expectations with respect to future performance, anticipated financial impacts of the merger and related transactions; approval of the merger and related transactions by security holders; the satisfaction of the closing conditions to the merger and related transactions; and the timing of the completion of the merger and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the parties’ control and difficult to predict. Factors that may cause such differences include the possibility that the expected growth will not be realized, or will not be realized within the expected time period, due to, among other things, (1) the real estate investment trust (“REIT”) environment; (2) changes in the commercial finance and the real estate markets; (3) general economic conditions; (4) legislative and regulatory changes (including changes to laws governing the taxation of REITs). Other factors include the possibility that the merger does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Capitol’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Capitol and Two Harbors, the merger, the related transactions or other matters and attributable to Capitol and Two Harbors or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Capitol and Two Harbors do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2009, Capitol Acquisition Corp., a Delaware corporation (“Capitol”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Capitol, Two Harbors Investment Corp., a Maryland corporation (“Two Harbors”), Two Harbors Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Two Harbors (“Merger Sub”), and Pine River Capital Management L.P., the sole stockholder of Two Harbors (“Pine River”).

The following summaries of the merger and related transactions, the Merger Agreement and the other agreements to be entered into by the parties are qualified in their entirety by reference to the text of the agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

Upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into Capitol, with Capitol surviving the merger and becoming a wholly-owned subsidiary of Two Harbors. Under the terms of the Merger Agreement, Capitol’s outstanding common stock and warrants will be converted into common stock and warrants of Two Harbors, on a one-to-one basis. Capitol’s initial officers, directors and security holders (the “Capitol Founders”) have agreed to surrender for cancellation 100% of the shares of Capitol common stock acquired by them prior to Capitol’s initial public offering (the “IPO”). As described in more detail below, as a condition of the transaction, Capitol’s stockholders will be asked to approve an amendment to Capitol’s amended and restated certificate of incorporation to permit the transaction and Capitol’s warrantholders will be asked to amend the exercise price of their warrants to $11.00 per share in exchange for extending the warrant expiration by one year to November 7, 2013.

Two Harbors is a newly organized real estate investment trust (“REIT”) that intends to focus on residential mortgage-backed securities (“RMBS”) and will be externally managed by PRCM Advisers LLC (the “Two Harbors Manager”), a subsidiary of Pine River Capital Management L.P. (“Pine River”), a multi-strategy asset management firm with more than $800 million in assets under management. Two Harbors was formed solely to complete the business combination with Capitol and has no material assets or liabilities. Two Harbors’ only assets following the business combination will be the funds released to it from Capitol’s trust account upon consummation of the business combination. Two Harbors intends to pursue a relative value strategy targeting all subsets of the RMBS market. This strategy will seek to capture inefficiencies created by the current dislocations in non-Agency and Agency RMBS, and longer-term opportunities in residential mortgage assets.

If approved, the merger is expected to be consummated by the end of the third quarter of 2009, after the required approval by the stockholders and warrantholders of Capitol and the fulfillment of certain other closing conditions, as described herein and in the Merger Agreement.

Initial Charter Amendment

In the prospectus included in the registration statement for Capitol’s IPO, Capitol undertook to consummate an initial business combination in which it acquired an operating business with a fair market value equal to at least 80% of the balance in Capitol’s trust account (excluding deferred underwriting discounts and commissions). If the operating business was affiliated with any of the Capitol Founders, Capitol was required to have such transaction approved by its disinterested independent directors and obtain a fairness opinion from an independent investment banking firm that the transaction was fair to the unaffiliated stockholders from a financial point of view. In the proposed transaction, (i) Capitol will ultimately be acquired by Two Harbors, (ii) neither Two Harbors nor Merger Sub is an operating business, (iii) the fair market value of Two Harbors and Merger Sub on the date of the transaction is less than 80% of the balance of the trust account and (iv) the transaction will not be approved by disinterested independent directors (because there are no disinterested directors) and Capitol will not be receiving a fairness opinion from an independent investment banking firm that the business combination is fair to unaffiliated stockholders from a financial point of view. Accordingly, the proposed transaction does not satisfy the IPO requirements. However, Capitol considered and analyzed numerous companies and acquisition opportunities in its search for an attractive business combination candidate, none of which was believed to be as attractive to public stockholders as the proposed transaction. Accordingly, Capitol is proposing to amend the terms of its amended and restated certificate of incorporation to allow for the consummation of the proposed transaction.

The Merger Agreement

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Two Harbors, Capitol or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Two Harbors, Capitol or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Two Harbors and Capitol.

Representations and Warranties

The Merger Agreement contains representations and warranties of Capitol relating, among other things, to:

•	proper organization and similar corporate matters;

•	capital structure;

•	the authorization, performance and enforceability of the merger agreement;

•	permits and compliance with applicable laws;

•	tax matters;

•	SEC reports, financial statements and Sarbanes-Oxley;

•	absence of undisclosed liabilities;

•	contracts;

•	assets and properties;

•	absence of certain changes or events;

•	employee matters;

•	compliance with laws;

•	litigation; and

•	regulatory matters and compliance.

The Merger Agreement contains representations and warranties of each of Two Harbors and Merger Sub relating, among other things, to:

•	proper organization and similar corporate matters;

•	capital structure;

•	the authorization, performance and enforceability of the merger agreement;

•	litigation;

•	tax matters;

•	REIT matters; and

•	regulatory matters and compliance.

Covenants

Capitol and Two Harbors have each agreed to use commercially reasonable efforts to take such actions as are necessary, proper or advisable to consummate the transaction. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.

Capitol has agreed to cease, and to cause its officers, directors, employees, representatives and agents, including the Capitol Founders, to cease negotiations or discussions with any other party with respect to an alternative transaction, to return or destroy all related confidential information, and to avoid entering into any such negotiations or discussions until the closing of the merger. However, the Merger Agreement provides that Capitol’s board of directors may, at any time prior to the meeting of stockholders, furnish information and participate in discussions or negotiations with respect to a proposal that the board determines in good faith, upon consultation with legal and financial advisors, could lead to a Superior Proposal (as defined in the Merger Agreement), so long as such proposal was not obtained pursuant to a breach of the Merger Agreement by Capitol. The Merger Agreement provides that the board of directors may make a Change in Recommendation (as defined in the Merger Agreement) or terminate the Merger Agreement and enter into a definitive agreement with respect to a Superior Proposal if it determines in good faith that such action is required by the board’s fiduciary duties to Capitol. Capitol must promptly advise Two Harbors of any request for information or receipt of any Acquisition Proposal (as defined in the Merger Agreement).

The Merger Agreement also contains additional covenants of the parties, including, among others, covenants providing for:

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•

Capitol and Two Harbors to prepare and file a proxy statement and registration statement, which shall contain this proxy statement/prospectus, to solicit proxies from the Capitol stockholders and warrantholders to vote on the proposals that will be presented for consideration at the special meeting and register, under the Securities Act, the Two Harbors shares and warrants that will be issued to the security holders of Capitol pursuant to the merger agreement, respectively;

•

Two Harbors to waive its rights to make claims against Capitol to collect from the trust fund established for the benefit of the holders of shares of Capitol common stock sold in the IPO (“Public Shares”) for any monies that may be owed to it by Capitol;

•	Two Harbors to make an election to qualify as a real estate investment trust within the meaning of Section 856 of the Internal Revenue Code in connection with the filing of its initial tax return;

•	Two Harbors to file a registration statement relating to the resale of the warrants (and underlying shares) held by the Capitol Founders and Pine River; and

•

Two Harbors to use its reasonable best efforts to cause the Two Harbors shares issued in the merger to be listed on the NYSE or NYSE Amex, subject to official notice of issuance, as of or prior to the effective time of the merger.

Conditions to Closing

General Conditions

Consummation of the transactions is conditioned on (i) the holders of (a) a majority of the Public Shares voted at the Company’s stockholder meeting to approve the merger and (b) a majority of Capitol’s outstanding shares entitled to vote thereon, at a meeting called for this and other related purposes, approving the initial charter proposal and the merger proposal and the holders of a majority of Capitol’s outstanding warrants approving the warrant amendment (described below) and (ii) the holders of fewer than 30% of the Public Shares voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger.

In addition, the consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things:

•

no statute, rule, ruling, regulation, judgment, decision, order, injunction, writ or decree shall have been enacted, entered, ordered, promulgated, issued or enforced by any court or other governmental authority that is in effect and prohibits, enjoins or restricts the consummation of the Transactions;

•	the execution by and delivery to each party of each of the various transaction documents;

•

the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct as of the closing, except as would not reasonably be expected to have a material adverse effect on such party, and all covenants contained in the merger agreement have been materially complied with by each party;

•

receipt by each of Capitol and Two Harbors of an opinion from its counsel, in form and substance reasonably satisfactory to such party to the effect that (a) the merger will be treated as a contribution governed by Section 351 of the Internal Revenue Code or a reorganization under Section 368(a) of the Internal Revenue Code and (b) the holders of Capitol’s stock will recognize no gain or loss on the exchange of those shares for shares of Two Harbors common stock (except to the extent that a holder of Capitol’s stock receives cash in exchange for any portion of its stock);

•	the trust account containing not less than $100 million after taking into account payment of certain identified expenses set forth in the Merger Agreement;

•	receipt by Capitol of an opinion from Richards, Layton & Finger P.A. relating to the initial charter amendment;

•	amendment of Capitol’s amended and restated certificate of incorporation to provide for the initial charter amendment; and

•	the S-4 registration statement shall have become effective, no stop order suspending its effectiveness, or proceeding to that effect, shall have been implemented by the SEC.

Capitol’s Conditions to Closing

The obligations of Capitol to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above in the preceding paragraph, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse change in the business of Two Harbors since the date of the merger agreement; and

•	receipt by Capitol of an opinion of Clifford Chance US LLP regarding the qualification of Two Harbors as a REIT under the Internal Revenue Code.

Two Harbors’ and Merger Sub’s Conditions to Closing

The obligations of Two Harbors and Merger Sub to consummate the transactions contemplated by the Merger Agreement also are conditioned upon, among other things, there being no material adverse change in the business of Capitol since the date of the merger agreement.

Waivers

If permitted under applicable law, either Two Harbors or Capitol may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement and waive compliance with any agreements or conditions for the benefit of the waiving party. The condition requiring that the holders of fewer than 30% of the Public Shares affirmatively vote against the merger proposal and demand conversion of their shares into cash may not be waived.

Termination

The Merger Agreement may be terminated at any time (provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to be consummated before such date and such action or failure to act is a breach of the merger agreement), but not later than the closing, as follows:

•	by mutual written agreement of Capitol and Two Harbors;

•	by either Capitol or Two Harbors if

•	at the Capitol stockholder meeting, or any adjournment or postponement, the Merger Agreement shall fail to be approved or the holders of 30% or more of the Public Shares exercise conversion rights;

•	the merger is not consummated by September 8, 2009 (or October 8, 2009 if the only obligation of the parties to effect the merger is the effectiveness of the registration statement);

•

a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable; or

•

if the other party has breached or failed to perform any of its covenants or representations and warranties in any respect that would constitute a failure of the applicable closing condition and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in material breach;

•	by Two Harbors if:

•	Capitol’s board of directors or any committee makes or publicly proposes to make a Change in Recommendation (as defined in the Merger Agreement) to stockholders with respect to the merger proposal; or

•

Capitol’s board of directors or any committee approve or recommends or, within two days of receiving an inquiry, proposal, offer or expression of interest with respect to an Alternative Transaction (as defined in the Merger Agreement), takes no position with respect to an Alternative Transaction; and

•

by Capitol if its board of directors or any committee causes Capitol to enter into an Alternative Transaction as a result of it receiving a Superior Proposal (as defined in the Merger Agreement) for a transaction (provided Capitol has complied in all respects its applicable obligation under the Merger Agreement, including paying the termination fee described below).

In the event the Merger Agreement is terminated (i) by Pine River as a result of Capitol entering into an Alternative Transaction and such Alternative Transaction is consummated within 12 months or (ii) by Capitol if it enters into an Alternative Transaction as a result of it receiving a Superior Proposal for a transaction, Capitol has agreed to pay a termination fee to Pine River in the amount of $5 million (x) at closing of the Alternative Transaction or (y) upon termination of the Merger Agreement, respectively.

Management Agreement

Concurrent with the consummation of the merger, Two Harbors will enter into a management agreement with the Two Harbors Manager pursuant to which the Two Harbors Manager will provide the day-to-day management of Two Harbors’ operations. The management agreement requires the Two Harbors Manager to manage Two Harbors’ business affairs in conformity with investment guidelines and other policies that are approved and monitored by Two Harbors’ board of directors. The Two Harbors Manager is entitled to receive from Two Harbors a base management fee equal to 1.5% per annum, calculated and payable quarterly in arrears, of Two Harbors’ stockholders’ equity (as defined in the management agreement). Two Harbors is also obligated to reimburse certain expenses incurred by the Two Harbors Manager. The management agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either Two Harbors or the Two Harbors Manager. Under certain circumstances, the Two Harbors Manager is entitled to receive a termination fee from Two Harbors equal to three times the sum of the average annual management fee during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

Shared Facilities and Services Agreement

Concurrent with the consummation of the Merger, the Two Harbors Manager will enter into a Shared Facilities and Services Agreement with Pine River, pursuant to which Pine River will provide the Two Harbors Manager with access to, among other things, Pine River’s information technology, office space, personnel and other resources necessary to enable the Two Harbors Manager to perform its obligations under the management agreement. Two Harbors will be required to reimburse Pine River and its employees for all out-of-pocket expenses incurred in connection with providing the services under this agreement.

Sub-Management Agreement

Concurrent with the consummation of the merger, the Two Harbors Manager, Pine River and CLA Founders LLC (the “Sub-Manager”), an affiliate of the Capitol Founders, will enter into a Sub-Management Agreement, pursuant to which the Sub-Manager has agreed to provide certain services to the Two Harbors Manager. In exchange for such services, the Sub-Manager will receive a sub-management fee of 20% of the management fee earned by the Two Harbors Manager under the Management Agreement with respect to the first $1 billion of Two Harbors’ stockholders’ equity and 10% of the management fee earned by the Two Harbors Manager under the Management Agreement with respect to Two Harbors’ stockholders’ equity in excess of $1 billion. Unless terminated earlier, the Sub-Management Agreement will terminate on the fifth anniversary of the merger, at which time the Sub-Manager would be paid a fee equal to 7.7 times the annualized rate of the last quarterly payment of the sub-manager fee, subject to certain adjustments. The Sub-Management Agreement provides that, if the Manager or certain Pine River affiliates manage certain other public investment vehicles, including other REITs, the Manager will negotiate in good faith to provide the Sub-Manager the right to enter into a sub-management agreement on substantially the same terms as the Sub-Management Agreement or an alternative arrangement reasonably acceptable to the Manager and the Sub-Manager.

Warrant Amendment

In connection with the proposed transaction, Capitol is seeking the approval from the holders of its warrants to (i) increase the exercise price of Capitol’s warrants from $7.50 per share to $11.00 per share and (ii) extend the expiration date of the warrants from November 7, 2012 to November 7, 2013. Assuming approval by the holders of Capitol’s warrants, the amendments will be effective immediately upon consummation of the merger. Approval of the warrant amendment is a condition to consummating the merger. Certain of the Capitol Founders, as well as Pine River, have executed voting and support agreements whereby such parties have agreed, among other things, to vote in favor of the warrant amendment proposal at the special meeting.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of June 11, 2009 by and among Capitol Acquisition Corp., Two Harbors Investment Corp., Two Harbors Merger Sub and Pine River Capital Management L.P.

4.1	Form of Amendment to Warrant Agreement.

10.1	Form of Management Agreement.*

10.2	Form of Sub-Management Agreement.*

10.3	Form of Voting and Support Agreement.

99.1	Press release of Capitol Acquisition Corp. dated June 11, 2009.

99.2	Investor Presentation.

*	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2009	CAPITOL ACQUISITION CORP.

	By:	/s/ Mark D. Ein
Mark D. Ein
Chief Executive Officer